UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 2, 2005

PRB Gas Transportation, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-120129 (Commission File Number)	20-0563497 (IRS employer identification no.)
1401 17th Street, Suite 650 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01	Financial Statements and Exhibits.
Signatures

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On August 2, 2005, Pauline Schneider resigned as Vice President – Finance of PRB Gas Transportation, Inc. (the “Company”).  Ms. Schneider will remain at the Company during a transition period and will be available as a consultant thereafter.

(c)

On August 2, 2005, William P. Brand, Jr. joined the Company as Vice President – Finance.  From 2003 to the present, Mr. Brand was a practice director for JMT Financial Partners where he was responsible for planning, executing and leading client projects, including Sarbanes-Oxley 404 compliance and SEC and other financial reporting projects.  From 2001 to 2003, he was Controller/Finance Director of Orica USA Inc., where he was responsible for financial reporting, planning and analysis, external and internal audits, insurance and risk management, pension plan administration, acquisition due diligence and U.S. and Canadian tax and statutory filings.  Prior to that, Mr. Brand served as the International Financial Manager/Director at Media One and U.S. West International, now AT&T Wireless International Inc. from 1994 to 2000.  Mr. Brand served in numerous positions with BHP Petroleum from 1980 -1994, serving as Finance Manager, International for his last five years there.

Item 9.01    Financial Statements and Exhibits.

We issued a press release on August 2, 2005 announcing the resignation of Pauline Schneider and the appointment of William P. Brand, Jr. as Vice President-Finance. A copy of that press release has been filed as Exhibit 99.1 to this Form 8-K.

 (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	PRB Gas Transportation, Inc. (Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr. Vice President Finance (Principal Financial and Accounting Officer)